Exhibit 99.2

For Immediate Release

For additional information contact:
Michael W. Shelton, Chief Financial Officer
Phone:   336-369-0900

FNB Southeast to Sell Southwest Virginia Offices

GREENSBORO, N.C.--(BUSINESS WIRE) — April 17, 2007 -- FNB Southeast (“FNB”), a subsidiary of FNB Financial Services Corporation (NASDAQ: FNBF), announced today that it has agreed to sell its Norton and Pennington Gap, Virginia, banking offices, to New Peoples Bank (“NPB”), a wholly-owned subsidiary of New Peoples Bankshares, Inc., based in Honaker, Virginia.

Under the terms of the agreement, NPB will pay FNB a premium on the outstanding deposits on the effective date of the transaction, plus the net book value of the loans, and certain other amounts for the real and personal property of the branches.  FNB anticipates a net gain on the transaction of approximately $5.0 million.  The sale, which is subject to a number of customary conditions, including the receipt of all required regulatory approvals, is scheduled to be completed during the second quarter of 2007.

“We will work with our staff in Norton and Pennington Gap and with management of New Peoples Bank to make the transition as seamless as possible for customers and employees,” stated Pressley A. Ridgill, President and Chief Executive Officer. “This is a strategic move that will allow us to redeploy the resulting funds and expand in our more dynamic markets”.

FNB Financial Services Corporation is a bank holding company with one banking subsidiary, FNB Southeast; a North Carolina chartered commercial bank. FNB Southeast currently operates 17 banking offices located in North Carolina and Virginia. FNB Southeast Mortgage Corporation and FNB Southeast Investment Services, Inc. are operating subsidiaries of FNB Southeast.

Forward Looking Statements

This news release may contain forward looking statements with respect to the financial conditions and results of operations of FNB Financial Services Corporation (“FNB”).  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management of FNB and on the information available to management at the time that these disclosures were prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.   Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities:  (1) projected results in connection with the implementation of our business plan are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions or expenses in general are greater than expected; (4) general economic conditions, in the markets in which FNB does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected; (6) changes in the interest rate environment reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes thereto adversely affect the businesses in which FNB is engaged; (9) regulatory compliance cost increases are greater than expected; and (10) decisions to change the business mix of FNB.  For further information and other factors which could affect the accuracy of forward looking statements, please see FNB’s reports filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934 which are available at the SEC’s website (www.sec.gov) or at FNB’s website (www.fnbsoutheast.com).  Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s judgments only as of the date hereof.  FNB undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.

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